EXHIBIT 21

ALPHARMA INC.

Subsidiaries of the Registrant

Name	Jurisdiction which Organized

United States:

Alpharma NW Inc.	Washington
Alpharma U.S. Inc.	Delaware
Barre Parent Corporation	Delaware
Alpharma USPD Inc.	Maryland
G.F. Reilly Company	Delaware
ParMed Pharmaceuticals, Inc.	Delaware
Alpharma Animal Health Company	Texas

Foreign:

Alpharma ApS	Denmark
Alpharma AS	Norway
Allabinc de Mexico, S.A. de C.V.	Mexico
Empressa Laboratories De Mexico S.A. de C.V.	Mexico
Alpharma GmbH	Switzerland
Dumex B.V.	Holland
Alpharma AB	Sweden
Dumex Ltd.	United Kingdom
PT Alpharma	Indonesia
Alpharma do Brazil LTDA	Brazil
Alpharma SARL	France
Alpharma Limited	United Kingdom
Alpharma Fine Chemicals, Kft.	Hungary
Alpharma OY	Finland
Vetrepharm Ltd.	United Kingdom
Alpharma Animal Health Pty. Ltd.	Australia
Alpharma SAS	France
Alpharma Isis GmbH & Co. KG	Germany
Isis Puren GmbH & Co. KG	Germany
Alpharma Belgium BVBA	Belgium
Alpharma (Luxembourg) Sarl	Luxembourg
Alpharma de Argentina S.R.L.	Argentina
Alpharma U.S. Inc. & Compania Limitada	Chile
Alpharma Bermuda G.P.	Bermuda